As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CRINETICS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its   Charter)

Delaware	26-3744114
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10222 Barnes Canyon Road, Bldg. #2

San Diego, California 92121

(Address of principal executive offices) (Zip code)

Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan

Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plans)

R. Scott Struthers

President and Chief Executive Officer

Crinetics Pharmaceuticals, Inc.

10222 Barnes Canyon Road, Bldg. #2

San Diego, California 92121

(885) 450-6464

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check   one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	5,000,000 (3)	$15.60	$78,000,000	$8,509.80
Common stock, $0.001 par value	1,125,000 (4)	$15.60	$17,550,000	$1,914.71
Total	6,125,000	–	$95,550,000	$10,424.51

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on March 29, 2021, which date is within five business days prior to filing this Registration Statement.

(3)

Represents additional shares of the Registrant’s common stock that became available or may become available for issuance under the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “2018 Plan”), pursuant to the evergreen provision of the 2018 Plan.

(4)

Represents additional shares of the Registrant’s common stock that became available or may become available for issuance under the Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”), pursuant to the evergreen provision of the 2018 ESPP.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,125,000 shares of common stock of Crinetics Pharmaceuticals, Inc. (the “Registrant”) issuable or which may become issuable under the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan (the “2018 Plan”) and the Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”) pursuant to the evergreen provisions of such plans.

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-226234, previously filed with respect to the 2018 Plan and the 2018 ESPP, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Crinetics Pharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 6, 2021, February 3, 2021, and February 4, 2021; and

(c)

The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-38583), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 12, 2018, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	7/20/18	001-38583

3.2	Amended and Restated Bylaws	8-K	3.1	4/14/2020	001-38583

4.1	Specimen stock certificate evidencing the shares of common stock	S-1/A	4.1	7/9/18	333-225824

4.2	Description of Registered Securities	10-K	4.3	3/30/21	001-38583

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of BDO USA LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included in the signature page to this Registration Statement).					X

99.1	Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan.	S-1/A	10.3	7/9/18	333-225824

99.2	Form of Stock Option Agreement under the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan	S-1/A	10.4	7/9/18	333-225824

99.3	Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan and offering document thereunder.	S-1/A	10.5	7/9/18	333-225824

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 30, 2021.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers, Ph.D.
Name:	R. Scott Struthers, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Scott Struthers and Marc J. S. Wilson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and  to  file the  same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in  connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Scott Struthers	President and Chief Executive Officer	March 30, 2021
R. Scott Struthers	(Principal Executive Officer)

/s/ Marc J. S. Wilson	Chief Financial Officer	March 30, 2021
Marc J. S. Wilson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wendell Wierenga, Ph.D.	Chairman of the Board of Directors	March 30, 2021
Wendell Wierenga, Ph.D.

/s/ Camille L. Bedrosian, M.D.	Director	March 30, 2021
Camille L. Bedrosian, M.D.

/s/ Matthew K. Fust	Director	March 30, 2021
Matthew K. Fust

/s/ Stephen Kaldor, Ph.D.	Director	March 30, 2021
Stephen Kaldor, Ph.D.

/s/ Weston Nichols, Ph.D.	Director	March 30, 2021
Weston Nichols, Ph.D.

/s/ Stephanie S. Okey, M.S.	Director	March 30, 2021
Stephanie S. Okey, M.S.